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                                                                    Exhibit 21.1


                                  Subsidiaries



Name                                                 Jurisdiction of Formation
----                                                 -------------------------
NCO Financial Systems, Inc.                          Pennsylvania
NCO Funding, Inc.                                    Delaware
NCO Financial Services, Inc.                         Canada
FCA Funding, Inc.                                    Delaware
NCO Portfolio Management, Inc. *                     Delaware
Compass International Services Corporation           Delaware
NCO Financial Services (UK), Limited                 United Kingdom
NCO Financial Systems of Puerto Rico, Inc.           Puerto Rico
JDR Holdings, Inc.                                   Delaware
NCO Holdings, Inc.                                   Delaware
NCO Benefit Systems, Inc.                            Pennsylvania

* Owns 22 subsidiaries operating in the United States engaged in the ownership of delinquent receivables.

Note: This table does not include any subsidiary that is not required to be listed pursuant to Item 601 (b) (21) of Regulation S-K.